UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): December 9, 2003

                           NORTHGATE INNOVATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-27878                      13-3779546
    (State or Other          (Commission File Number)          (IRS Employer
    Jurisdiction of                                          Identification No.)
     Incorporation)


     801 Sentous Street, City of Industry, California          91748
         (Address of Principal Executive Offices)            (Zip Code)

    Registrant's telephone number, including area code    (626) 923-6000





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ITEM 1. Changes in Control of Registrant

     On December 9, 2003, the Registrant and Glenbrook Group, LLC, a Delaware limited liability company, ("Glenbrook"), entered into a stock purchase agreement (the "Glenbrook/Northgate Agreement") whereby 4.0 million shares of common stock, par value $.03 per share (the "Common Stock") of the Registrant were sold and issued to Glenbrook at a price of $0.25 per share, or $1.0 million dollars. Also pursuant to the Glenbrook/Northgate Agreement, the Registrant entered into a consulting agreement with J&M Interests, LLC ("J&M"), a controlling Member of Glenbrook, whereby the Registrant agreed to issue warrants to purchase 2,500,000 shares of Common Stock exercisable over a 5-year period at $0.50 per share to J&M as consideration for certain consulting services to be provided to the Registrant by J&M over the next three months.

     Also on December 9, 2003, Glenbrook entered into a stock purchase agreement with the Registrant's Chief Executive Officer and principal shareholder, Andy Teng (the "Glenbrook /Teng Agreement"), whereby Mr. Teng sold 7.6 million shares of the Registrant's Common Stock to Glenbrook at a price of $0.25 per share, or $1.9 million. Glenbrook utilized funds from its working capital to pay the aggregate purchase price of $2.9 million price under the Glenbrook/Northgate and Glenbrook/Teng Agreements. There are not, to the knowledge of the Registrant, any loans, pledges or any other arrangements obtained by the new control group with respect to the securities purchased pursuant to the Glenbrook/Northgate Agreement or the Glenbrook/Teng Agreement.

     Finally, on December 9, 2003, Glenbrook entered into a consulting agreement with Mr. Daniel A. Page. Pursuant to this agreement, Glenbrook agreed to compensate Mr. Page for consulting services to be rendered by Mr. Page by transferring an aggregate amount of 1,054,852 shares of Common Stock from Glenbrook to Mr. Page on December 9, 2003, subject to certain forfeiture provisions.

     As a result of the transactions described above, Glenbrook beneficially owns approximately 10,545,148 shares of Common Stock, or 45.5% of the issued and outstanding shares of the Registrant. J&M, as a controlling Member of Glenbrook and together with its warrants to purchase Common Stock, beneficially owns 13,045,148 shares of Common Stock, or 50.8% of the issued and outstanding shares of the Registrant.

     Pursuant to the Glenbrook/Northgate Agreement, J&M has the right to appoint five directors to the Registrant's seven-member Board of Directors. On December 9, 2003, J&M nominated, and the Registrant's Board of Directors appointed, four directors: Samuel J. Furrow, Jr., Marc B. Crossman, Troy Carter and Suhail Rizvi, each to fill an existing vacancy on the Registrant's Board of Directors.

ITEM 7. Financial Statements and Exhibits

        (c)  Exhibits

             Exhibit
             Number    Description
             ------    -----------

             99.1 Form of Stock Purchase Agreement, dated December 9, 2003, between Glenbrook Group, LLC and Northgate Innovations, Inc.

             99.2 Form of Consulting Agreement, dated December 9, 2003, between Northgate Innovations, Inc. and J & M Interests, LLC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NORTHGATE INNOVATIONS, INC.
                                           (Registrant)

Date:  December 24, 2003                    /s/  Andy Teng
                                            ----------------------------------
                                            Name: Andy Teng
                                            Title:  Chief Executive Officer